Registration No. ________


                     SECURITIES AND EXCHANGE COMMISSION

                           WASHINGTON, D.C. 20549

                             -----------------

                                  FORM S-8
                           REGISTRATION STATEMENT
                                   UNDER
                         THE SECURITIES ACT OF 1933



                         United Retail Group, Inc.
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           (Exact name of registrant as specified in its charter)


                                 Delaware
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       (State or other jurisdiction of incorporation or organization)


                                51-0303670
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                    (I.R.S. employer identification no.)

          365 West Passaic Street, Rochelle Park, New Jersey  07662
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            (Address of principal executive offices)        (Zip code)

                 United Retail Group 2001 Stock Option Plan
                       Stock Appreciation Rights Plan
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                         (Full titles of the plans)

                              George R. Remeta
                          365 West Passaic Street
                      Rochelle Park, New Jersey  07662
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                  (Name and address of agent for service)

                               (201) 909-2110
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        Telephone number, including area code, of agent for service




Calculation of Registration Fee


                                                                 Proposed
                                                                  maximum            Proposed maximum
        Title of securities                     Amount to be   offering price           aggregate
         to be registered                        registered       per unit            offering price     Filing fee
         ----------------                        ----------       --------            --------------     ----------
Units, each consisting of one                 200,000 Units       $8.31*             $1,662,000           $  416
share of Common Stock, $.001 par             issuable under
value per share, and the right to            authorized but
purchase one one-hundredth of a         unissued 2001 Stock
share of Preferred Stock, $.001           Option Plan stock
par value per share ("Units")                       options

Units                                300,000 Units issuable       $9.5191**          $2,855,720           $  714
                                     under outstanding 2001
                                          Stock Option Plan
                                              stock options

                                      63,000 authorized but
Stock Appreciation Rights                    unissued SAR's       $8.31*             $  523,530           $  131


Stock Appreciation Rights                42,000 outstanding       $8.48125***        $  356,213           $   89
                                                      SAR's
                                                                                                          -------
Total                                                                                $5,397,463           $ 1,350
-----                                                                                ==========           =======
*    the average of the high and low prices reported on
     the NASDAQ National Market System on July 25, 2001
**   the average exercise price per Unit
***  the average price per Unit from which the appreciation
     in value of the underlying Units is measured




                               500,000 Units

                         UNITED RETAIL GROUP, INC.

                          -----------------------


         The 500,000 units (each consisting of one share of Common Stock, $.001 par value per share, and the right to purchase one one-hundredth of a share of Preferred Stock, $.001 par value per share, and collectively referred to in this Prospectus as a "share of Common Stock") offered hereby are being sold by the Selling Stockholders and are issuable upon the exercise of management stock options in accordance with their terms. See "Selling Stockholders" and "Incorporation of Certain Information by Reference". United Retail Group, Inc. (the "Company") will not receive any of the proceeds from the sale of the shares of Common Stock offered hereby.

         The Common Stock is quoted on the NASDAQ National Market System under the symbol "URGI".

         See "Risk Factors" for certain conditions relevant to an investment in shares of Common Stock.


                             EXECUTIVE OFFICES

         The executive offices of the Company are located at 365 West Passaic Street, Rochelle Park, New Jersey 07662 (telephone no. (201) 845-0880).








                          -----------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                          -----------------------


                The date of this Prospectus is July 27, 2001




                      -------------------------------

                           AVAILABLE INFORMATION


         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The public may read and copy any materials that the Company filed with the Commission at the Commission's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of such material can also be obtained from the Public Reference Section of the Commission. The public may obtain information on the operation of the Commission's Public Reference Room by calling the Commission at 1-800-SEC-0330. Such reports, proxy statements and other information concerning the Company also may be inspected at the offices of the NASDAQ National Market System, 1735 K Street, N.W., Washington, D.C. 20006, on which the shares of Common Stock of the Company are listed. The Commission maintains an Internet site that contains reports, proxy statements and other information regarding the Company filed electronically with the Commission. The address of the Commission's Internet site is http://www.sec.gov.

                       ------------------------------

                         INCORPORATION BY REFERENCE

                  Certain reports, proxy statements and other information filed by the Company and the Selling Stockholders with the Commission have been incorporated by reference in this Prospectus but are not being delivered herewith. The Company hereby undertakes to provide without charge to each person, including any beneficial owner, to whom this Prospectus is delivered, upon written or oral request, a copy of any and all of the information that has been incorporated by reference in this Prospectus (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that has been incorporated by reference in this Prospectus). Requests for a copy of such information should be directed to the Company's Senior Vice President- General Counsel, 365 West Passaic Street, Rochelle Park, New Jersey 07662 (Telephone No. (201) 909-2200, e-mail kcarroll@unitedretail.com).

                      -------------------------------

         No person has been authorized to give any information or to make any representations other than those contained in this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized. This Prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities to which it relates in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this Prospectus nor any sale hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof or that the information contained or incorporated by reference herein is correct as of any time subsequent to its date.




                                RISK FACTORS

Competition

         All aspects of the women's retail apparel business are highly competitive. Many of the competitors are units of large national chains that have substantially greater resources than the Company. Management believes that its principal competitors include all major national and regional department stores, specialty retailers (including Lane Bryant, Inc., which management believes is the largest specialty retailer of large-size women's apparel), discount stores, mail order companies, television shopping channels and the Internet. Management believes its merchandise selection, prices, consistency of merchandise quality and fit, and appealing shopping experience emphasizing strong merchandise presentations, together with its experienced management team, management information systems and logistics capabilities, enable it to compete in the marketplace.

External Influences

         The Company's business involves substantial risks and uncertainties and is subject to change based on various factors beyond the Company's control. The following factors, among others, could affect the Company's results: changes in consumer spending patterns, consumer preferences and overall economic conditions; changes in weather patterns; political instability; risks associated with the seasonality of the retail industry; risks related to consumer acceptance of the Company's products and the ability to develop new merchandise; the ability to retain, hire and train key personnel; risks associated with the ability of the Company's manufacturers to deliver products in a timely manner; risks associated with foreign sources of production; postal rate increases; increases in paper and printing costs; and availability of suitable store locations on appropriate terms.

Dependence on Key Executive

         The Company believes that it has benefited substantially from the leadership of Raphael Benaroya, the Chairman of the Board, President and Chief Executive Officer of the Company. The Company believes that the loss of his services could have an adverse effect on the Company. Mr. Benaroya has an Employment Agreement with the Company, dated November 20, 1998, as amended, that expires on July 30, 2005. See "Incorporation of Certain Information by Reference."

Impact of Certain Registration Rights

         Under a Restated Stockholders' Agreement, dated December 23, 1992 (as amended, the "Restated Stockholders' Agreement"), Limited Direct Associates, L.P. ("LDA") and Raphael Benaroya, the Chairman of the Board, President and Chief Executive Officer of the Company, each has demand registration rights to require the Company to prepare and file registration statements under the Securities Act of 1933, as amended (the "Securities Act"), with respect to a combined total of 2,787,500 outstanding shares of Common Stock. In addition, under the Restated Stockholders' Agreement, LDA, Mr. Benaroya, certain officers of the Company and its subsidiaries and certain other stockholders have the right to participate on a "piggyback" basis in any future registration statements filed by the Company under the Securities Act to effect demand registration rights or to raise capital for itself through an offering of its equity securities, subject to the right of the underwriters of any such offering to limit the number of shares included in such registration on a "piggyback" basis. See "Incorporation of Certain Information by Reference."

         The Company previously registered for resale under the Securities Act 1,441,872 shares of Common Stock that are issuable pursuant to the exercise of management stock options and 1,607,075 outstanding shares that were issued pursuant to the exercise of management stock options.

         The potential for resales of up to 6,336,447 shares of Common Stock under the registration statement of which this Prospectus is a part, the registration statements for other management stock options and registration statements that may be filed pursuant to the exercise of Demand Registration Rights and the obligation to include sales by certain stockholders on a "piggyback" basis in any future registration statements could impair the Company's future ability to raise capital through an offering of its equity securities by increasing the number and size of public offerings of Common Stock by sellers other than the Company.

Shares Eligible For Future Resales

         As of May 5, 2001, the Company had outstanding 13,258,633 shares of Common Stock.

         Any shares being resold by an "affiliate" of the Company (as that term is defined under the rules and regulations adopted under the Securities Act) or by a person who would be deemed to have been an "affiliate" at any time during the 90 days preceding a resale will be subject to the volume and manner of sale limitations in Rule 144 adopted under the Securities Act unless the sale is pursuant to a prospectus filed in accordance with the Securities Act. See "Incorporation of Certain Information by Reference." A person who is not deemed to have been an "affiliate" at any time during the 90 days preceding a resale would be entitled to resell shares that are "restricted securities" under Rule 144 without regard to the volume and manner of sale limitations in Rule 144, provided that two years have elapsed since such shares were acquired from the Company or an "affiliate" of the Company.

         Based on available information, the Company believes that all of its outstanding shares of Common Stock not held by its "affiliates" are eligible for resale without regard to the volume and manner of sale limitations in Rule 144.

         The Company can make no prediction as to the effect, if any, that resales of shares of Common Stock or the availability of shares of Common Stock for resale will have on the market price prevailing from time to time. Nevertheless, resales of substantial amounts of the Common Stock in the public market could adversely affect the market price of the Common Stock and could impair the Company's future ability to raise capital through an offering of its equity securities.

Additional Channel of Distribution

         The Company has entered an additional channel of distribution for its merchandise, Internet and catalog (collectively, "shop @ home") sales, to seek to expand its customer base and to attract more business, both online and in-store, from its existing customers.

         The Company has mailed catalogs and operated an Internet site (www.cloudwalkers.com) for the sale of its CLOUDWALKERS.COM brand women's shoes since the third quarter of fiscal 1999. The Company has mailed catalogs for AVENUE brand merchandise since September 2000. The Company has operated an Internet site (www.avenue.com) for the sale of its AVENUE brand merchandise since November 2000.

         There is no assurance of gross profit on shop @ home sales. See, "Incorporation of Certain Information by Reference."


                            PLAN OF DISTRIBUTION

         The Selling Stockholders may offer shares of Common Stock for resale from time to time on the NASDAQ National Market System through their respective brokers and may also offer shares for resale in private transactions.

             INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

         The documents listed in (a) through (d) below are incorporated by reference in this Prospectus:

         (a) the Company's Annual Report on Form 10-K for the year ended February 3, 2001 filed with the Commission (including information incorporated therein by reference);

         (b) all reports filed by the Company with the Commission pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") after February 3, 2001;

         (c) the description of the Company's (i) Common Stock, par value $.001 per share, contained in its Form 8-A (Registration Number 0-19774) filed with the Commission on January 2, 1992, and (ii) stockholders' rights plan contained in its Form 8-A filed with the Commission on September 15, 1999, including any amendment or report filed for the purpose of updating such descriptions; and

         (d) the 2001 Stock Option Plan, which is attached as the Appendix to the Company's proxy statement on Schedule 14A for its 2001 Annual Meeting of Stockholders.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act and all Form 4 Statements of Changes in Beneficial Ownership filed by the Selling Stockholders after the date of this Prospectus prior to the termination of the offering shall be deemed to be incorporated by reference in this Prospectus and to be part hereof from the date of filing of such documents.


                              USE OF PROCEEDS

         All shares of Common Stock offered hereby are being offered by the Selling Stockholders. The Company will not receive any of the proceeds from the resale of such shares.

         The exercise price of any management stock options exercised by Selling Stockholders will be used by the Company for general corporate purposes.


                          VALIDITY OF COMMON STOCK

         The validity of the shares of Common Stock being resold in the offering is being passed upon by Kenneth P. Carroll, Esq., the Company's Senior Vice President-General Counsel. Mr. Carroll holds employee stock options to purchase 65,000 shares of Common Stock under the Restated 1990 Stock Option Plan, 60,000 shares of Common Stock under the Restated 1996 Stock Option Plan and 50,000 shares of Common Stock under the 1999 Stock Option Plan. Mr. Carroll is the beneficiary of retirement trusts that hold 16,014 shares of Common Stock for his account.


                                  EXPERTS

         The consolidated balance sheets of the Company as of February 3, 2001 and January 29, 2000 and the related consolidated statements of income, cash flows and stockholders' equity for each of the three fiscal years ended February 3, 2001 incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended February 3, 2001, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.


                            SELLING STOCKHOLDERS

         The following table sets forth the beneficial ownership of the Company's Common Stock by each Selling Stockholder and the number of shares available for resale in the offering, whether or not the Selling
Stockholder has a present intention to resell. All information was determined in accordance with Rule 13d-3 under the Exchange Act based on information furnished by the Selling Stockholder.


                              Number of Shares of                                         Number of      Number of Shares of
                                     Common Stock       Percent of                        Shares of             Common Stock
Name and Title of              Beneficially Owned      Outstanding                     Common Stock       Beneficially Owned
Selling Stockholder            Before Offering(1)           Shares            Offered for Resale(2)       After Offering (3)
-------------------            ------------------           ------            ---------------------       ------------------
Raphael Benaroya(4)                     2,546,203            18.9%                          200,000                2,546,203
George R. Remeta(5)                       462,039             3.5%                          100,000                  462,039
                                          -------                                           -------                  -------
Total                                   3,008,242                                           300,000                3,008,242
                                        =========                                           =======                =========




-------------------------
(1) Includes shares issuable upon the exercise of stock options that are vested or are scheduled to become vested within 60 days in accordance with their terms; does not include any shares offered for resale under the registration statement of which this Prospectus is a part.
(2) Represents all shares issuable to the Selling Stockholder upon the exercise of stock options included in the registration statement of which this Prospectus is a part even though none are presently vested.
(3) The number of shares of common stock beneficially owned by the Selling Stockholders will not be changed by the future vesting and exercise of stock options issued pursuant to the 2001 Stock Option Plan, which are presently not vested, and the subsequent resale of the shares issued pursuant to the exercise of the options.
(4) Chairman of the Board, President and Chief Executive Officer of the Company; includes the right to purchase 246,472 shares of Common Stock within 60 days. (Excludes 80,000 shares held by a private charitable foundation, as to which he disclaims beneficial ownership.)
(5) Vice Chairman of the Board, Chief Administrative Officer and Secretary of the Company; includes the right to purchase 120,000 shares of Common Stock within 60 days.


                                  PART II

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents By Reference.

         The documents listed in (a) through (d) below are incorporated by reference in this registration statement:

         (a) the Corporation's Annual Report on Form 10-K for the year ended February 3, 2001 filed with the Commission (including information incorporated therein by reference);

         (b) all reports filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act after February 3, 2001;

         (c) the description of the Corporation's (i) Common Stock, par value $.001 per share, contained in the Corporation's Form 8-A (Registration Number 0-19774) filed with the Commission on January 2, 1992, and (ii) stockholders' rights plan contained in its Form 8-A filed with the Commission on September 15, 1999, including any amendment or report filed for the purpose of updating such descriptions; and

         (d) the 2001 Stock Option Plan, which is attached as the Appendix to the Corporation's proxy statement on Schedule 14A for its 2001 Annual Meeting of Stockholders.

         All documents subsequently filed by the Corporation pursuant to
Section 13(a), 13(c), 14 and 15(d) of the Exchange Act, and all Form 4 Statements of Changes in Beneficial Ownership filed by the Selling Stockholders, prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents.

Item 4.  Description of Securities.

         Not Applicable.

Item 5.  Interests of Named Experts and Counsel.

         The validity of the shares of Common Stock being sold in the offering is being passed upon by Kenneth P. Carroll, Esq., the Corporation's Senior Vice President-General Counsel. Mr. Carroll holds employee stock options to purchase 65,000 shares of Common Stock under the Restated 1990 Stock Option Plan, 60,000 shares of Common Stock under the Restated 1996 Stock Option Plan and 50,000 shares of Common Stock under the 1999 Stock Option Plan. Mr. Carroll is the beneficiary of retirement trusts that hold 16,014 shares of Common Stock for his account.

Item 6.  Indemnification of Directors and Officers.

         Section 145 of the General Corporation Law of the State of Delaware empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, has no reasonable cause to believe his conduct was unlawful.

         In the case of an action by or in the right of the corporation,
Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit in any of the capacities set forth above against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, except that indemnification is not permitted in respect of any claim, issue or matter as to which such person is adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court deems proper.
Section 145 further provides: that a Delaware corporation is required to indemnify a present or former director, officer, employee or agent against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with any action, suit or proceeding or in defense of any claim, issue or matter therein as to which such person has been successful on the merits or otherwise; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that indemnification provided for by
Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person's heirs, executors and administrators. A Delaware corporation may provide indemnification only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct. Such determination is to be made with respect to a person who is an officer or director at the time of determination (i) by the board of directors by majority vote of directors who were not party to such action, suit or proceeding, even though less than a quorum, (ii) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion or (iv) by the stockholders.

         The Restated By-laws of the Corporation provide for indemnification of directors and officers of the Corporation to the fullest extent permitted by law, as now in effect or later amended. The Restated By-laws also provide that expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of final disposition upon receipt of an undertaking by or on behalf of such person to repay such amount if it ultimately is determined that he is not entitled to be indemnified by the Corporation. The Restated By-laws further provide that such indemnification provisions are not exclusive.

         Additionally, the Corporation's Amended and Restated Certificate of Incorporation eliminates the personal liability of the Corporation's directors to the fullest extent permitted by the provisions of Section 102 of the Delaware General Corporation Law, as the same may be amended and supplemented.

         The Corporation carries a directors' and officers' insurance policy that provides indemnification to its officers and directors under certain circumstances.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

         The following exhibits are filed as a part of this registration statement:

4.  Instruments Defining the Rights of Security Holders.

         4.1 Articles FOURTH and SIXTH of the Amended and Restated Articles of Incorporation of the Corporation (incorporated herein by reference to Exhibit 3.1 to the Corporation's Form S-1 Registration Statement
(Registration Number 33-44499)).

         4.2 Certificate of Designation, Preferences and Rights of Series A Junior Participating Preferred Stock (incorporated herein by reference to
Exhibit 3 to the Corporation's Current Report on Form 8-K, filed September 23, 1999).

5.  Opinion re Legality.

         5 Opinion of Kenneth P. Carroll, Esq. as to the legality of the shares of Common Stock registered hereunder.

23.  Consent of Experts and Counsel.

         23.1 Consent of PricewaterhouseCoopers LLP.

         23.2 Consent of Kenneth P. Carroll, Esq. is set forth as part of
Exhibit 5 above.

         The following exhibit to the Corporation's Annual Report on Form 10-K for the year ended February 3, 2001 is incorporated herein by reference.

         Number in Filing           Description
         ----------------           -----------
         10.1*                      Promissory note, dated November 17, 2000,
                                    from Raphael Benaroya to the Corporation


         The following exhibit to the Corporation's Registration Statement on Form S-8 (Registration No. 333-44868) is incorporated herein by reference.

         Number in Filing           Description
         ----------------           -----------
         10                         Amendment, dated August 21, 2000, to
                                    Financing Agreement among the Corporation,
                                    United Retail Incorporated, Cloudwalkers,
                                    Inc. and The CIT Group/Business Credit,
                                    Inc., as Agent and Lender ("CIT")

         The following exhibits to the Corporation's Quarterly Report on Form 10-Q for the period ended October 28, 2000 are incorporated herein by reference:

         Number in Filing           Description
         ----------------           -----------
         10.1*                      Amendment, dated August 18, 2000,
                                    to Employment Agreement, dated November 20,
                                    1998, between the Corporation and Raphael
                                    Benaroya
         10.2*                      Amendment, dated August 18, 2000, to
                                    Employment Agreement, dated November 20,
                                    1998, between the Corporation and Kenneth
                                    P. Carroll
         10.3                       Amendment, dated October 15, 2000, to Right
                                    of First Refusal Agreement, dated as of
                                    September 17, 1999, between the Corporation and Limited Direct Associates, L.P. ("LDA")
         10.4                       Amendment, dated October 15, 2000, to
                                    Right of First Refusal Agreement, dated
                                    as of September 17, 1999, between the
                                    Corporation and The Limited, Inc./Intimate
                                    Brands, Inc. Foundation ("Foundation")

         The following exhibit to the Corporation's Quarterly Report on Form 10-Q for the period ended April 29, 2000 is incorporated herein by reference:

         Number in Filing           Description
         ----------------           -----------
         10*                        Stock Appreciation Rights Plan

         The following exhibits to the Corporation's Annual Report on Form 10-K for the year ended January 29, 2000 are incorporated herein by reference:

         Number in Filing           Description
         ----------------           -----------
         10.1*                      Incentive Compensation Program Summary
         10.2                       Amendment, dated December 28, 1999, to
                                    Financing Agreement among the Corporation,
                                    United Retail Incorporated and CIT
         10.3                       Amendment, dated January 31, 2000, to
                                    Financing Agreement among the Corporation,
                                    United Retail Incorporated, Cloudwalkers,
                                    Inc. and CIT

         The following exhibit to the Corporation's Quarterly Report on Form 10-Q for the period ended October 30, 1999 is incorporated herein by reference:

         Number in Filing           Description
         ----------------           -----------
         10.1                       Amendment, dated October 6, 1999, to
                                    Financing Agreement among the Corporation,
                                    United Retail Incorporated and CIT

         The promissory note, dated November 18, 1999, from Raphael Benaroya to the Corporation filed as the exhibit to Mr. Benaroya's Schedule 13D, dated November 18, 1999, is incorporated herein by reference. *

         The following exhibits to the Corporation's Current Report on Form 8-K, filed September 23, 1999, are incorporated herein by reference:

         Number in Filing           Description
         ----------------           -----------
         3                          Certificate of Designation, Preferences
                                    and Rights of Series A Junior
                                    Participating Preferred Stock
         10.1.1                     Right of First Refusal Agreement, dated
                                    as of September 17, 1999, between the
                                    Corporation and LDA
         10.1.2                     Right of First Refusal Agreement, dated
                                    as of September 17, 1999, between the
                                    Corporation and Foundation

         The following exhibit to the Corporation's Current Report on Form 8-K, filed September 17, 1999, is incorporated herein by reference:

         Number in Filing           Description
         ----------------           -----------
         3                          Restated By-Laws of the Corporation

         The stockholders' rights plan filed as the exhibit to the Corporation's Registration Statement on Form 8-A, dated September 15, 1999, is incorporated herein by reference.

         The following exhibits to the Corporation's Annual Report on Form 10-K for the year ended January 30, 1999 are incorporated herein by reference:

          Number in Filing          Description
          ----------------          -----------

          10.1                      Amendment, dated March 29, 1999, to
                                    Financing Agreement among the
                                    Corporation, United Retail Incorporated
                                    and CIT
          21                        Subsidiaries of the Corporation

          The 1999 Stock Option Plan set forth as the Appendix to the Corporation's proxy statement on Schedule 14A for its 1999 annual meeting of stockholders is incorporated herein by reference.*

         The following exhibits to the Corporation's Quarterly Report on Form 10-Q for the period ended October 31, 1998 are incorporated herein by reference:


          Number in Filing          Description
          ----------------          -----------
          10.1*                     Employment Agreement, dated November
                                    20, 1998, between the Corporation and
                                    Raphael Benaroya
          10.2*                     Employment Agreement, dated November
                                    20, 1998, between the Corporation and
                                    George R. Remeta
          10.3*                     Employment Agreement, dated November
                                    20, 1998, between the Corporation and
                                    Kenneth P. Carroll

         The following exhibits to the Corporation's Quarterly Report on Form 10-Q for the period ended May 2, 1998 are incorporated herein by reference:

          Number in Filing          Description
          ----------------          -----------
          10.1*                     1998 Stock Option Agreement, dated May
                                    21, 1998, between the Corporation and
                                    Raphael Benaroya
          10.2*                     1998 Stock Option Agreement, dated May
                                    21, 1998, between the Corporation and
                                    George R. Remeta

         The following exhibits to the Corporation's Annual Report on Form 10-K for the year ended January 31, 1998 are incorporated herein by reference:

          Number in Filing          Description
          ----------------          -----------
          10.1                      Restated Stockholders' Agreement, dated
                                    December 23, 1992, between the
                                    Corporation and certain of its
                                    stockholders and Amendment No. 1,
                                    Amendment No. 2 and Amendment No. 3
                                    thereto
          10.2                      Private Label Credit Program Agreement,
                                    dated January 27, 1998, between the
                                    Corporation, United Retail Incorporated
                                    and World Financial Network National
                                    Bank (Confidential portions have been
                                    deleted and filed separately with the
                                    Secretary of the Commission)
          10.4*                     Restated 1990 Stock Option Plan as of
                                    March 6, 1998
          10.5*                     Restated 1990 Stock Option Plan as of
                                    May 28, 1996
          10.6*                     Restated 1996 Stock Option Plan as of
                                    March 6, 1998

         The following exhibit to the Corporation's Quarterly Report on Form 10-Q for the period ended November 1, 1997 is incorporated herein by reference:

         Number in Filing           Description
         ----------------           -----------
          10.1                      Amendment, dated September 15, 1997, to
                                    Financing Agreement among the
                                    Corporation, United Retail Incorporated
                                    and CIT

         The following exhibits to the Corporation's Quarterly Report on Form 10-Q for the period ended August 2, 1997 are incorporated herein by reference:

         Number in Filing           Description
         ----------------           -----------

          10.1 Financing Agreement, dated August 15, 1997, among the Corporation, United Retail Incorporated and CIT
          10.2*                     Amendment No. 1 to Restated
                                    Supplemental Retirement Savings Plan

          The following exhibit to the Corporation's Quarterly Report on Form 10-Q for the period ended November 2, 1996 is incorporated herein by reference:

         Number in Filing           Description
         ----------------           -----------
          10.1*                     Restated Supplemental Retirement
                                    Savings Plan

          The following exhibits to the Corporation's Registration Statement on Form S-1 (Registration No. 33-44499), as amended, are incorporated herein by reference:

         Number in Filing           Description
         ----------------           -----------
         3.1                        Amended and Restated Certificate of
                                    Incorporation of the Corporation

         4.1                        Specimen Certificate for Common Stock
                                    of the Corporation

         10.2.1 Software License Agreement, dated as of April 30, 1989, between The Limited Stores, Inc. and Sizes Unlimited, Inc. (now known as United Retail
                                    Incorporated)
         10.2.2                     Amendment to Software License
                                    Agreement, dated December 10, 1991

--------------------

         *A compensatory plan for the benefit of the Corporation's management or a management contract.

Item 9.  Undertakings.

         (a)  The undersigned Corporation hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  (iii) To including any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  provided, however, that paragraphs (a)(1)(i) and
                  (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Corporation pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Corporation hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Corporation's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Corporation pursuant to the foregoing provisions, or otherwise, the Corporation has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Corporation of expenses incurred or paid by a director, officer or controlling person of the Corporation in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Corporation will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                 SIGNATURES

The Registrant.

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rochelle Park, State of New Jersey, on the 26th day of July, 2001.

                                   UNITED RETAIL GROUP, INC.
                                   (Registrant)


                                   By: /s/ Raphael Benaroya
                                       --------------------------------------
                                       Raphael Benaroya, Chairman of the Board,
                                       President and Chief Executive Officer


                             POWER OF ATTORNEY

         Know All Men By These Presents, that each person whose signature appears below constitutes and appoints Raphael Benaroya and George R. Remeta, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on the 26th day of July, 2001.


Signature                               Title
---------                               -----


/s/ Raphael Benaroya
------------------------                Chairman of the Board, President,
Raphael Benaroya                        Chief Executive Officer and Director


/s/ George R. Remeta
------------------------                Vice Chairman of the Board, Chief
George R. Remeta                        Administrative Officer, Chief Financial
                                        Officer, Secretary and Director


/s/ Jon Grossman
------------------------                Vice President-Finance and Chief
Jon Grossman                            Accounting Officer


/s/ Joseph A. Alutto
------------------------                Director
Joseph A. Alutto


/s/ Russell Berrie
------------------------                Director
Russell Berrie


/s/ Joseph Ciechanover
------------------------                Director
Joseph Ciechanover


/s/ Michael Goldstein
------------------------                Director
Michael Goldstein


/s/ Ilan Kaufthal
------------------------                Director
Ilan Kaufthal


------------------------                Director
Vincent P. Langone


------------------------                Director
Richard W. Rubenstein




                                EXHIBIT LIST

         The following exhibits are filed as a part of this registration statement:

4.  Instruments Defining the Rights of Security Holders.

         4.1 Articles FOURTH and SIXTH of the Amended and Restated Articles of Incorporation of the Corporation (incorporated herein by reference to Exhibit 3.1 to the Corporation's Form S-1 Registration Statement
(Registration Number 33-44499)).

         4.2 Certificate of Designation, Preferences and Rights of Series A Junior Participating Preferred Stock (incorporated herein by reference to
Exhibit 3 to the Corporation's Current Report on Form 8-K, filed September 23, 1999).

5.  Opinion re Legality.

         5 Opinion of Kenneth P. Carroll, Esq. as to the legality of the shares of Common Stock registered hereunder.

23.  Consent of Experts and Counsel.

         23.1  Consent of PricewaterhouseCoopers LLP.

         23.2 Consent of Kenneth P. Carroll, Esq. is set forth as part of
Exhibit 5 above.

         The following exhibit to the Corporation's Annual Report on Form 10-K for the year ended February 3, 2001 is incorporated herein by reference.

         Number in Filing           Description
         ----------------           -----------
         10.1*                      Promissory note, dated November 17, 2000,
                                    from Raphael Benaroya to the Corporation

         The following exhibit to the Corporation's Registration Statement on Form S-8 (Registration No. 333-44868) is incorporated herein by reference.

         Number in Filing           Description
         ----------------           -----------
         10                         Amendment, dated August 21, 2000, to
                                    Financing Agreement among the
                                    Corporation, United Retail
                                    Incorporated, Cloudwalkers, Inc. and
                                    The CIT Group/Business Credit, Inc., as
                                    Agent and Lender ("CIT")

         The following exhibits to the Corporation's Quarterly Report on Form 10-Q for the period ended October 28, 2000 are incorporated herein by reference:




         Number in Filing           Description
         ----------------           -----------
         10.1*                      Amendment, dated August 18, 2000, to
                                    Employment Agreement, dated November
                                    20, 1998, between the Corporation and
                                    Raphael Benaroya
         10.2*                      Amendment, dated August 18, 2000, to
                                    Employment Agreement, dated November
                                    20, 1998, between the Corporation and
                                    Kenneth P. Carroll
         10.3                       Amendment, dated October 15, 2000, to
                                    Right of First Refusal Agreement, dated
                                    as of September 17, 1999, between the
                                    Corporation and Limited Direct
                                    Associates, L.P. ("LDA")
         10.4                       Amendment, dated October 15, 2000, to
                                    Right of First Refusal Agreement, dated
                                    as of September 17, 1999, between the
                                    Corporation and The Limited,
                                    Inc./Intimate Brands, Inc. Foundation
                                    ("Foundation")

         The following exhibit to the Corporation's Quarterly Report on Form 10-Q for the period ended April 29, 2000 is incorporated herein by reference:

         Number in Filing           Description
         ----------------           -----------
         10*                        Stock Appreciation Rights Plan

         The following exhibits to the Corporation's Annual Report on Form 10-K for the year ended January 29, 2000 are incorporated herein by reference:

         Number in Filing           Description
         ----------------           -----------
         10.1*                      Incentive Compensation Program Summary
         10.2                       Amendment, dated December 28, 1999, to
                                    Financing Agreement among the
                                    Corporation, United Retail Incorporated
                                    and CIT
         10.3                       Amendment, dated January 31, 2000, to
                                    Financing Agreement among the
                                    Corporation, United Retail
                                    Incorporated, Cloudwalkers, Inc. and CIT

         The following exhibit to the Corporation's Quarterly Report on Form 10-Q for the period ended October 30, 1999 is incorporated herein by reference:

         Number in Filing           Description
         ----------------           -----------
         10.1                       Amendment, dated October 6, 1999, to
                                    Financing Agreement among the
                                    Corporation, United Retail Incorporated
                                    and CIT

         The promissory note, dated November 18, 1999, from Raphael Benaroya to the Corporation filed as the exhibit to Mr. Benaroya's Schedule 13D, dated November 18, 1999, is incorporated herein by reference. *

         The following exhibits to the Corporation's Current Report on Form 8-K, filed September 23, 1999, are incorporated herein by reference:

         Number in Filing           Description
         ----------------           -----------
         3                          Certificate of Designation, Preferences
                                    and Rights of Series A Junior
                                    Participating Preferred Stock
         10.1.1                     Right of First Refusal Agreement, dated
                                    as of September 17, 1999, between the
                                    Corporation and LDA
         10.1.2                     Right of First Refusal Agreement, dated
                                    as of September 17, 1999, between the
                                    Corporation and Foundation

         The following exhibit to the Corporation's Current Report on Form 8-K, filed September 17, 1999, is incorporated herein by reference:

         Number in Filing           Description
         ----------------           -----------
         3                          Restated By-Laws of the Corporation

         The stockholders' rights plan filed as the exhibit to the Corporation's Registration Statement on Form 8-A, dated September 15, 1999, is incorporated herein by reference.

         The following exhibits to the Corporation's Annual Report on Form 10-K for the year ended January 30, 1999 are incorporated herein by reference:

          Number in Filing          Description
          ----------------          -----------
          10.1                      Amendment, dated March 29, 1999, to
                                    Financing Agreement among the
                                    Corporation, United Retail Incorporated
                                    and CIT
          21                        Subsidiaries of the Corporation

          The 1999 Stock Option Plan set forth as the Appendix to the Corporation's proxy statement on Schedule 14A for its 1999 annual meeting of stockholders is incorporated herein by reference.*

         The following exhibits to the Corporation's Quarterly Report on Form 10-Q for the period ended October 31, 1998 are incorporated herein by reference:


          Number in Filing          Description
          ----------------          -----------
          10.1*                     Employment Agreement, dated November
                                    20, 1998, between the Corporation and
                                    Raphael Benaroya
          10.2*                     Employment Agreement, dated November
                                    20, 1998, between the Corporation and
                                    George R. Remeta
          10.3*                     Employment Agreement, dated November
                                    20, 1998, between the Corporation and
                                    Kenneth P. Carroll

         The following exhibits to the Corporation's Quarterly Report on Form 10-Q for the period ended May 2, 1998 are incorporated herein by reference:

          Number in Filing          Description
          ----------------          -----------
          10.1*                     1998 Stock Option Agreement, dated May
                                    21, 1998, between the Corporation and
                                    Raphael Benaroya
          10.2*                     1998 Stock Option Agreement, dated May
                                    21, 1998, between the Corporation and
                                    George R. Remeta

         The following exhibits to the Corporation's Annual Report on Form 10-K for the year ended January 31, 1998 are incorporated herein by reference:

          Number in Filing          Description
          ----------------          -----------
          10.1                      Restated Stockholders' Agreement, dated
                                    December 23, 1992, between the
                                    Corporation and certain of its
                                    stockholders and Amendment No. 1,
                                    Amendment No. 2 and Amendment No. 3
                                    thereto
          10.2                      Private Label Credit Program Agreement,
                                    dated January 27, 1998, between the
                                    Corporation, United Retail Incorporated
                                    and World Financial Network National
                                    Bank (Confidential portions have been
                                    deleted and filed separately with the
                                    Secretary of the Commission)
          10.4*                     Restated 1990 Stock Option Plan as of
                                    March 6, 1998
          10.5*                     Restated 1990 Stock Option Plan as of
                                    May 28, 1996
          10.6*                     Restated 1996 Stock Option Plan as of
                                    March 6, 1998

         The following exhibit to the Corporation's Quarterly Report on Form 10-Q for the period ended November 1, 1997 is incorporated herein by reference:

         Number in Filing           Description
         ----------------           -----------
          10.1                      Amendment, dated September 15, 1997, to
                                    Financing Agreement among the
                                    Corporation, United Retail Incorporated
                                    and CIT

         The following exhibits to the Corporation's Quarterly Report on Form 10-Q for the period ended August 2, 1997 are incorporated herein by reference:

         Number in Filing           Description
         ----------------           -----------
          10.1                      Financing Agreement, dated August 15,
                                    1997, among the Corporation, United
                                    Retail Incorporated and CIT
          10.2*                     Amendment No. 1 to Restated
                                    Supplemental Retirement Savings Plan

          The following exhibit to the Corporation's Quarterly Report on Form 10-Q for the period ended November 2, 1996 is incorporated herein by reference:

         Number in Filing           Description
         ----------------           -----------
          10.1*                     Restated Supplemental Retirement Savings
                                    Plan

         The following exhibits to the Corporation's Registration Statement on Form S-1 (Registration No. 33-44499), as amended, are incorporated herein by reference:

         Number in Filing           Description
         ----------------           -----------
         3.1                        Amended and Restated Certificate of
                                    Incorporation of the Corporation
         4.1                        Specimen Certificate for Common Stock
                                    of the Corporation
         10.2.1                     Software License Agreement, dated as of
                                    April 30, 1989, between The Limited
                                    Stores, Inc. and Sizes Unlimited, Inc.
                                    (now known as United Retail
                                    Incorporated)
         10.2.2                     Amendment to Software License
                                    Agreement, dated December 10, 1991

--------------------

         *A compensatory plan for the benefit of the Corporation's management or a management contract.



S8-1999


                                                                 EXHIBIT 5

                             Kenneth P. Carroll
                 Senior Vice President and General Counsel
                         United Retail Group, Inc.
                          365 West Passaic Street
                          Rochelle Park, NJ 07662
                               (201) 909-2200
                                    ----

                         Telecopier: (201) 909-2103
                     E-mail: kcarroll@unitedretail.com






                               July 27, 2001

Board of Directors
United Retail Group, Inc.
365 West Passaic Street
Rochelle Park, NJ  07662

                      Re:  Registration Statement on Form S-8
                           ----------------------------------

Gentlemen:

         I have acted as counsel in connection with the registration under the Securities Act of 1933 of (i) 500,000 Units, each consisting of a share of Common Stock, $.001 par value, of United Retail Group, Inc., a Delaware corporation (the "Company"), and the right to purchase one one-hundredth of a share of the Company's Preferred Stock, $.001 par value (collectively referred to as a "share of Common Stock"), in connection with the Company's 2001 Stock Option Plan (the "Plan") and (ii) 105,000 free standing Stock Appreciation Rights (referred to as "SAR's").

         I have reviewed and examined:

         (a) the Amended and Restated Certificate of Incorporation of the Company;

         (b)  the Restated By-laws of the Company;

         (c) the Certificate of Designation, Preferences and Rights of the Company's Series A Junior Participating Preferred Stock;

         (d)  the text of the Plan;

         (e) minutes of certain meetings of the Compensation Committee, Board of Directors and stockholders of the Company; and

         (f) such other matters as I have deemed relevant in order to form my opinion.

         I have made such examination of the law as I consider necessary to enable me to express the following opinions.

         Based on the foregoing, I am of the opinion that:

         (i) shares of Common Stock issued and paid for in the future in accordance with the provisions of the Plan have been duly authorized and will be legally and validly issued, fully paid, and nonassessable (my opinion is based on the assumption that the Company will receive payment in the form of cash or property for shares of Common Stock issued in the future that will be at least equal to the par value of such shares of Common Stock); and

         (ii) the SAR's and the amounts payable thereunder have been duly authorized.

         No opinion is hereby expressed as to the application of state securities or "Blue Sky" laws.

         I am not a member of the bar of Delaware.

         I consent to the filing of this letter as an exhibit to the registration statement filed on Form S-8 with respect to the shares described above (the "Registration Statement").

         I consent to the references to my name and my beneficial ownership of shares of Common Stock under the caption "Validity of Common Stock" in the prospectus included in the Registration Statement and under the caption "Interests of Named Experts and Counsel" in the Registration Statement.

                                                      Very truly yours,

                                                      /s/Kenneth P. Carroll



KPC/jw
S8-2001



                                                        EXHIBIT NO. 23.1





                     CONSENT OF INDEPENDENT ACCOUNTANTS
                       ------------------------------


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 (to be filed on or about July 24, 2001) of our report dated February 16, 2001 relating to the financial statements of United Retail Group, Inc. and Subsidiaries (the "Company"), which appears in the Company's Annual Report on Form 10-K for the year ended February 3, 2001. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

                                               PRICEWATERHOUSECOOPERS LLP


New York, New York
July 24, 2001




                             Kenneth P. Carroll
                 Senior Vice President and General Counsel
                         United Retail Group, Inc.
                          365 West Passaic Street
                          Rochelle Park, NJ 07662
                               (201) 909-2200
                                    ----

                         Telecopier: (201) 909-2103
                     E-mail: kcarroll@unitedretail.com





                                                July 27, 2001



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549

                      Re:   Registration Statement on Form S-8
                            ----------------------------------

Dear Sir/Madam:

         Please file the Registration Statement on Form S-8 and exhibits that follow this letter.

         Please charge United Retail Group, Inc.'s account with you for the amount of the filing fee.

                                                      Very truly yours,

                                                      /s/ Kenneth P. Carroll


KPC/jw
S8-2001